Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 dated June 30, 2008 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated March 31, 2008, with respect to the consolidated financial statements of BOS included in its Annual Report on Form 20-F, for the year ended December 31, 2007, filed with the Securities and Exchange Commission on June 30, 2008.

Tel Aviv Israel June 29, 2008	/s/ KOST, FORER GABBAY & KASIERER KOST, FORER GABBAY & KASIERER A Member of Ernst & Young Global